UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 30, 2017
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On January 4, 2017, Castlight Health, Inc. (“Castlight” or the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Neptune Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Castlight (“Merger Sub”), Jiff, Inc., a Delaware corporation (“Jiff”) and Fortis Advisors LLC, as the Stockholders’ Agent, pursuant to which Merger Sub will merge with and into Jiff with Jiff surviving the merger as a wholly owned subsidiary of Castlight (the “Merger”).
The Merger Agreement contains customary representations, warranties and covenants by Castlight, the Merger Sub and Jiff and is subject to certain closing conditions, including, among other things, approval by the stockholders of Castlight of the issuance of Castlight Class B Common Stock in connection with the Merger and the appointment to the Castlight Board of Directors (the “Board”) of two representatives from the Jiff Board of Directors mutually agreed by Jiff and Castlight, effective upon the completion of the Merger.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
(d)
Appointment of Directors
In connection with the previously announced plans to complete the Merger, on January 30, 2017, the Board appointed each of John C. Doyle, James Currier and Derek Newell (each a “New Director” and collectively, the “New Directors”) as members of the Board, in each case effective as of, and contingent upon, the completion of the Merger. Mr. Doyle will serve as a Class III director whose current term will expire at the Company’s 2017 Annual Meeting of Stockholders when the Class III directors will next be elected by the Company’s stockholders. Mr. Currier will serve as a Class I director whose current term will expire at the Company’s 2018 Annual Meeting of Stockholders when the Class I directors will next be elected by the Company’s stockholders. Mr. Newell will serve as a Class II director whose current term will expire at the Company’s 2019 Annual Meeting of Stockholders when the Class II directors will next be elected by the Company’s stockholders. Mr. Currier will be compensated on the same basis as all other non-employee directors of the Company, including (i) an annual cash retainer paid quarterly as described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2016, (ii) an initial award upon such individual’s first appointment to the Board, consisting of RSUs to acquire shares of Class B common stock calculated by dividing $210,000 by the closing price of the Class B Common stock on the date of grant of the RSUs, and (iii) an annual equity award consisting of RSUs to acquire shares of Class B common stock calculated by dividing $140,000 by the closing price of the Class B Common stock on the date of grant of the RSUs. Mr. Doyle and Mr. Newell will both be employees of the Company and will not receive any additional compensation for their service on the Board.
Composition of Board
Following the Merger, the Board is expected to consist of: Giovanni Colella, Bryan Roberts, James Currier, John C. Doyle, Michael Eberhard, David Ebersman, Derek Newell, Ed Park, David B. Singer, and Kenny Van Zant. Dr. Roberts will resign from his position as Chairman of the Board, and Dr. Colella will be appointed as the Executive Chairman of the Board, in each case effective as of, and contingent upon the completion of the Merger.
Other than the Merger Agreement, pursuant to which Mr. Newell and Mr. Currier are being elected, there are no arrangements or understandings pursuant to which the New Directors of the Company are to be elected as directors, and there are no related party transactions between the Company and any New Director reportable under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castlight Health Inc.
Date: February 1, 2017
	by:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer